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                                                                   EXHIBIT 10.35


                                                                      01-98-0922


                        QUOTA SHARE REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                           entered into by and between

                          SCPIE HOLDINGS, INC., and/or
                       S.C.P.I.E. INDEMNITY COMPANY and/or
                  AMERICAN HEALTHCARE INDEMNITY COMPANY, and/or
                  AMERICAN HEALTHCARE SPECIALTY COMPANY, and/or
                   S.C.P.I.E. INSURANCE SERVICES, INC., and/or
                      S.C.P.I.E. MANAGEMENT SERVICES, INC.
                            Beverly Hills, California

             (hereinafter collectively referred to as the "Company")

                                       and

                   The Subscribing Reinsurer(s) executing the
                      Interests and Liabilities Contract(s)
                         attached to and forming a part
                                of this Agreement

                  (hereinafter referred to as the "Reinsurer")


WITNESSETH:

      The Reinsurer hereby reinsures the Company to the extent and the terms and conditions subject to the exceptions, exclusions and limitations hereinafter set forth and nothing hereinafter shall in any manner create any obligations or establish any rights against the Reinsurer in favor of any third parties or any persons not parties to this Agreement.

                                   ARTICLE I.

BUSINESS COVERED:

A. The Company shall cede to the Reinsurer and the Reinsurer shall accept from the Company an 80% quota share participation of the net retained insurance liability of the Company on each risk insured under new and renewal policies becoming effective on and after January 1, 1998, as respects losses occurring on and after said date, covering business classified by the Company as:

      1. Directors and Officers Liability for the following type(s) of Original Insureds:

            a.    Physician Groups and/or Clinics.
            b.    Managed Care Organizations.
            c.    Association of California Hospital Districts - Program Beta.


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      2.    Errors and Omissions Liability for the following type(s) of Original
Insureds:

            Managed Care Organizations.

B. The term "policies" means the Company's binders, policies and contracts providing insurance on the business covered under this Agreement.

                                   ARTICLE II.

EXCLUSIONS:

      This Agreement specifically excludes:

      1. All liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed which provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee or other obligation of an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

      2. Loss or Liability excluded by the provisions of the attached "Nuclear Incident Exclusion Clause Liability - Reinsurance".

      3.    All Assumed Reinsurance.

      4.    As per the Company's original policies.

                                  ARTICLE III.

TERRITORY:

      The territorial limits of this Agreement shall be identical with those of the Company's policies.

                                   ARTICLE IV.

TERM:

A. This Agreement shall apply to claims made and first reported on risks attaching during the twelve (12) month period from January 1, 1998 through December 31, 1998, both days inclusive.

B. If any law or regulation of the Federal, State or Local Government or any jurisdiction in which the Company is doing business shall render illegal the arrangements made herein, this Agreement can be terminated immediately insofar as it applies to such jurisdiction by the Company giving notice to the Reinsurer to such effect.


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C.    Notwithstanding the expiration of this Agreement as hereinabove provided, the provisions of this Agreement shall continue to apply to all unfinished business hereunder to the end that all obligations and liabilities incurred by each party hereunder prior to such termination shall be fully performed and discharged.

                                   ARTICLE V.

LIMITS OF COVER:

A.    With respect to business classified as Directors and Officers Liability:

      The liability of the Reinsurer shall not exceed $4,000,000 per policy in the aggregate and/or coverage part (i.e., 80% of $5,000,000).

B.    With respect to business classified as Errors and Omissions Liability:

      The liability of the Reinsurer shall not exceed $800,000 per policy in the aggregate and/or coverage part (i.e., 80% of $1,000,000).

C. This Agreement is extended to protect the Company for loss in Excess of Original Policy Limits and 80% of any Extra Contractual Obligations as defined in the Articles of that title herein; provided, however, the contractual loss and the Excess of Original Policy Limits and Extra Contractual Obligations loss(es) combined shall not exceed the limits in paragraphs A. and B. above.

                                   ARTICLE VI.

COMPANY RETENTION:

      The Company shall retain net for its own account the remaining 20% of its net retained insurance liability on each risk reinsured under this Agreement.

                                  ARTICLE VII.

DEFINITIONS:

A. The term "net retained insurance liability" as used herein means the remaining portion of the Company's gross liability on each risk reinsured under this Agreement after deducting recoveries from all reinsurance, other than the reinsurance provided.

B. The term "original gross premiums" as used herein means gross premiums and additional premiums.


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                                  ARTICLE VIII.

ORIGINAL CONDITIONS:

      All reinsurance coming within the terms of this Agreement shall be subject to the same terms, rates, conditions and waivers and to the same modifications and alterations as the respective policies of the Company, except as modified by the terms of this Agreement.

                                   ARTICLE IX.

EXCESS OF ORIGINAL POLICY LIMITS:

A. This Agreement shall protect the Company, within the limits hereof, in connection with loss in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

C. For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original policy.

                                   ARTICLE X.

EXTRA CONTRACTUAL OBLIGATIONS:

A. This Agreement shall protect the Company for any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

B. The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original disaster and/or casualty.

C. However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.


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                                   ARTICLE XI.

LOSSES, LOSS ADJUSTMENT EXPENSES AND SALVAGES:

A. The Company shall settle all loss claims under its policies and the Reinsurer shall pay to the Company its pro rata share of such loss claims as payable by the Company.

B. The Reinsurer shall also bear its pro rata share of loss adjustment expenses incurred by the Company under policies subject hereto, such loss adjustment expenses being within the limit of the Company's original policies.

C. The Reinsurer shall benefit pro rata in all salvages, discounts and other recoveries.

D. The term "loss adjustment expense" as used herein shall follow the definitions contained in the Company's original policies.

                                  ARTICLE XII.

REINSURANCE PREMIUM:

      The Company shall pay to the Reinsurer 80% of the Company's original gross premiums received by the Company on business covered hereunder.

                                  ARTICLE XIII.

COMMISSION:

      The Reinsurer shall make a commission allowance equal to the original acquisition cost plus 15% not to exceed 25% in all to the Company on the premiums ceded under this Agreement. On all return premiums the Company shall return to the Reinsurer the commission allowed thereon.

                                  ARTICLE XIV.

REPORTS AND REMITTANCES:

A. The Company will provide the Reinsurer with all necessary data respecting premiums and losses, including reserves thereon, as at dates and on forms mutually acceptable to the Company and the Reinsurer.

B. The Company shall render a quarterly account within forty-five (45) days after the end of each quarter summarizing the following information relating to reinsurance covered under this Agreement during the said quarter:

      1.    Statement of premiums;

      2.    Statement of losses and loss expenses paid and salvages recovered;


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      3.    Account Current summarizing premiums, commissions, losses and loss expenses paid and salvages recovered;

and any balance due the Reinsurer from the Company, as indicated by the aforesaid Account Current, shall be remitted to the Reinsurer with the quarterly account. Any balance due the Company from the Reinsurer shall be remitted to the Company within sixty (60) days after the close of said quarterly account.

                                   ARTICLE XV.

COMMUTATION CLAUSE:

      The Company or the Reinsurer may, at any time express their desire to the other party to commute all losses which are applicable to any Agreement year and which are still unsettled. In such event the Company and the Reinsurer shall mutually determine and evaluate such losses and the payment by the Reinsurer of their proportion of the amount so ascertained and mutually agreed to be the value of such losses shall relieve them of all further liability, in respect of that Agreement year both in respect of known or unknown losses.

                                  ARTICLE XVI.

OFFSET:

      The Company and the Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

                                  ARTICLE XVII.

CONFIDENTIALITY CLAUSE:

A. This Agreement and the pre Agreement documentation may contain confidential or proprietary information of either party to this Agreement. All parties shall maintain the confidentiality of this information and shall not disclose these to any third party without both parties approval.

B. Notwithstanding the above, any party may disclose such information without further approval from the other party in answer to interrogations, subpoenas or other legal/arbitration process as well as to the Company's reinsurance intermediary hereon, the Reinsurer's retrocessionaires or in response to requests by governmental and regulatory agencies. In addition the parties may disclose such information to their accountants and outside legal counsel as may be necessary.


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                                 ARTICLE XVIII.

CURRENCY:

      Premiums shall be payable by the Company and losses shall be paid to the Company in United States currency.

                                  ARTICLE XIX.

FEDERAL EXCISE TAX:

(Applicable to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from Federal Excise Tax, who are domiciled outside the United States of America.)

A. The Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Service Code) to the extent such premium is subject to the Federal Excise Tax.

B. In the event of any return of premium becoming due hereunder the Reinsurer will deduct the aforesaid percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States government.

                                   ARTICLE XX.

ERRORS AND OMISSIONS:

      Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such delay, omission or error is rectified immediately upon discovery; provided, however, this
Article is not to override retroactive dates specified in the Term Article.

                                  ARTICLE XXI.

ACCESS TO RECORDS:

A. The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with this reinsurance hereunder or the subject matter thereof.

B. The Reinsurer shall be afforded the opportunity, at its own expense to appoint an attorney of its own choice to assess the Company's claims procedures who shall report to the Reinsurer the results of such.


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                                  ARTICLE XXII.

FUNDING:

(This clause is only applicable to those Reinsurer(s) who cannot qualify for credit by the State having jurisdiction over the Company's loss reserves.)

A. As regards policies or bonds issued by the Company coming within the scope of this Agreement, the Company agrees that, when it shall file with the Insurance Department or set up on its books reserves for losses covered hereunder which it shall be required by law to set up, it will forward to the Reinsurer a statement showing the proportion of such loss reserves which is applicable to the Reinsurer. The Reinsurer hereby agrees that it will apply for and secure delivery to the Company of a clean, irrevocable and unconditional Letter of Credit, issued by a bank which is acceptable to the regulatory authority(ies) having jurisdiction over the Company's loss reserves in an amount equal to the Reinsurer's proportion of reserves in respect of known outstanding losses that have been reported to the Reinsurer and allocated loss expenses relating thereto, plus reserves for losses incurred but not reported, as shown in the statement prepared by the Company.

B. The Letter of Credit shall be issued for a period of not less than one (1) year, and shall be automatically extended for one (1) year from its date of expiration or any future expiration date unless thirty (30) days prior to any expiration date the issuing bank shall notify the Company by registered mail that the bank elects not to consider the Letter of Credit extended for any additional period. An issuing bank, not a member of the Federal Reserve System or not chartered in New York State shall provide sixty (60) days notice to the Company prior to any expiration in the event of non-extension.

C. Notwithstanding any other provision of this Agreement, the Company or its successors in interest may draw upon such credit at any time without diminution because of the insolvency of the Company or of the Reinsurer for one or more of the following purposes only:

       1. To pay the Reinsurer's share or to reimburse the Company for the Reinsurer's share of any loss reinsured by this Agreement, the payment of which has been agreed by the Reinsurer and which has not been otherwise paid.

       2. To make refund of any sum which is in excess of the actual amount required to pay the Reinsurer's share of any liability reinsured by this Agreement.

       3. In the event of expiration of the Letter of Credit as provided for above, to establish deposit of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto under this Agreement. Such cash deposit shall be held in an interest bearing account separate from the Company's other assets, and interest thereon shall accrue to the benefit of the Reinsurer.

D. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company.


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E.    At annual intervals, or more frequently as agreed but never more frequently than quarterly, the Company shall prepare a specific statement, for the sole purpose of amending the Letter of Credit, of the Reinsurer's share of known and reported outstanding losses and allocated expenses relating thereto, plus reserves for losses incurred but not reported. If the statement shows that Reinsurer's share of such losses and allocated loss expenses exceeds the balance of credit as of the statement date, the Reinsurer shall, within thirty (30) days after receipt of notice of such excess, secure delivery to the Company of an amendment of the Letter of Credit increasing the amount of credit by the amount of such difference. If, however, the statement shows that the Reinsurer's share of known and reported outstanding losses plus allocated loss expenses relating thereto, plus reserves for losses incurred but not reported is less than the balance of credit as of the statement date, the Company shall, within thirty
(30) days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the Letter of Credit reducing the amount of credit available by the amount of such excess credit.

                                 ARTICLE XXIII.

SPECIAL FUNDING CLAUSE:

A. If, during the period of this Agreement and thereafter, as respects any outstanding liabilities hereunder, the Reinsurer shall fail to pay any loss payable hereunder within the time prescribed, the Reinsurer agrees that it will fund uncollected paid losses and loss adjustment expenses within thirty (30) days from the date of written demand by the Company to so fund. Such demand shall not be made unless balances are sixty (60) days or more past the due date of payment specified in this Agreement.

B. The Reinsurer shall have the sole option of determining the method of funding referred to above, provided it is acceptable to the insurance regulatory authorities involved. If the Reinsurer elects to fund the aforesaid loss by a Letter of Credit, the procedures set forth in the Funding Article in respect of Letters of Credit shall apply. If the Reinsurer has already funded obligations hereunder in accordance with the Funding Article in this Agreement, it agrees that such funds as are required to pay overdue losses may immediately be drawn down by the Company.

C. The phrase "any loss payable" as used in paragraph A. above shall mean any net loss subject to recovery under this Agreement wherein the Reinsurer has not disputed said loss in writing within the due date for payment.

D. The Company will provide the Reinsurer with a reinsurance proof of loss and such other substantive loss material reflecting the nature of the settlement (i.e., applicable Proofs of Loss, Releases, adjuster's reports, etc.). If, subsequent to receipt of this material, the information supplied is insufficient or not in accordance with the contractual conditions, then the payment due date as defined in the Reports and Remittances Article, will be deemed to be the date upon which the Reinsurer received such additional substantive material necessary to approve payment of the claim, or the date the claim is presented in a manner acceptable to the Reinsurer.



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                                  ARTICLE XXIV.

ARBITRATION:

A. As a condition precedent to any right of action hereunder, any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration will be in writing and sent certified or registered mail, return receipt requested.

B. One arbitrator shall be chosen by each party and the two arbitrators shall, before instituting the hearing, choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within thirty (30) days after being requested to do so by the other party, the latter, after ten (10) days notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

C. If the two arbitrators are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the deficiency shall be supplied on the application of the party requesting arbitration by an appointment made by the American Arbitration Association. Notwithstanding the appointment of any third Arbitrator by the American Arbitration Association, the arbitration proceedings shall not be governed by the American Arbitration Association's commercial arbitration rules.

D. All arbitrators shall be disinterested active or former executive officers of insurance or reinsurance companies or Underwriters at Lloyd's, London.

E. Within thirty (30) days after notice of appointment of all arbitrators, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules for hearings.

F. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Unless the panel agrees otherwise, arbitration shall take place in Beverly Hills, California, but the venue may be changed when deemed by the panel to be in the best interest of the arbitration proceeding. Insofar as the arbitration panel looks to substantive law, it shall consider the law of the State of California. The decision of any two arbitrators when rendered in writing shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate.

G. The panel shall interpret this Agreement as if it were an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business within sixty (60) days following the termination of the hearings. Judgment upon the award may be entered in any court having jurisdiction thereof.

H. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys fees, to the extent permitted by law.

                                  ARTICLE XXV.

SERVICE OF SUIT CLAUSE (U.S.A.):

A. It is agreed that in the event of the failure of the Reinsurer hereon to pay any amount claimed to be due hereunder, the Reinsurer hereon, at the request of the Company, will submit to the jurisdiction of a Court of competent jurisdiction within the United States. Nothing in this Clause constitutes or should be understood to constitute a waiver of the Reinsurer's rights to commence an action in any Court of competent jurisdiction in the United States, to remove an action to a United States District Court, or to seek a transfer of a case to another Court as permitted by the laws of the United States or of any State in the United States. It is further agreed that service of process in such suit may be made upon Messrs. Mendes & Mount, 725 South Figueroa, Suite 1990, Los Angeles, CA 90017, and that in any suit instituted, the Reinsurer will abide by the final decision of such Court or of any Appellate Court in the event of an appeal.

B. The above-named are authorized and directed to accept service of process on behalf of the Reinsurer in any such suit and/or upon the request of the Company to give written undertaking to the Company that they will enter a general appearance upon the Reinsurer's behalf in the event such a suit shall be instituted.

C. Further, pursuant to any statute of any state, territory or district of the United States which makes provision therefor, the Reinsurer hereon hereby designates the Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in action, suit or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement, and hereby designate the above-named as the person to whom the said officer is authorized to mail such process or a true copy thereof.

                                  ARTICLE XXVI.

INSOLVENCY:

A. The portion of any risk or obligation assumed by the Reinsurer, when such portion is ascertained, shall be payable on demand of the Company at the same time as the Company shall pay its net retained portion of such risk or obligation, with reasonable provision for verification before payment, and the reinsurance shall be payable by the Reinsurer, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company.

B. In the event of the insolvency of one or more than one of the Companies, reinsurance under this Agreement shall be payable immediately on demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company(ies) by any court of competent jurisdiction or by any liquidator, receiver, or statutory successor of the Company(ies) having authority to allow such claims, without diminution because of such insolvency or because such liquidator, receiver, or statutory successor has failed to pay all or a portion of any claims.

Such payments by the Reinsurer shall be made directly to the Company or its liquidator, receiver or statutory successor, except where the contract of insurance or reinsurance provides another payee of such reinsurance in the event of the insolvency of the Company(ies).

C. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Company(ies) will give written notice to the Reinsurer of the pendency of a claim against the insolvent Company(ies) on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Company(ies) or its liquidator or receiver or statutory successor. The expense thus incurred by the Reinsurer will be chargeable, subject to court approval, against the insolvent Company(ies) as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company(ies) solely as a result of the defense undertaken by the Reinsurer.

D. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense will be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the insolvent Company(ies).

                                 ARTICLE XXVII.

INTERMEDIARY:

      Guy Carpenter & Company, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements) relating thereto shall be transmitted to the Company or the Reinsurer through Guy Carpenter & Company, Inc., 180 Maiden Lane, New York, New York 10038-4993. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

                                ARTICLE XXVIII.

GOVERNING LAW:

      This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, U.S.A.

                                  ARTICLE XXIX.

SEVERAL LIABILITY NOTICE:

      The subscribing reinsurers' obligations under contracts of reinsurance to which they subscribe are several and not joint and are limited solely to the extent of their individual subscriptions. The subscribing reinsurers are not responsible for the subscription of any co-subscribing reinsurer who for any reason does not satisfy all or part of its obligations.

                       INTERESTS AND LIABILITIES CONTRACT

                   (hereinafter referred to as the "Contract")

                                     to the

                        QUOTA SHARE REINSURANCE AGREEMENT

                  (hereinafter referred to as the "Agreement")

                         It is hereby mutually agreed by

                          SCPIE HOLDINGS, INC., and/or
                       S.C.P.I.E. INDEMNITY COMPANY and/or
                  AMERICAN HEALTHCARE INDEMNITY COMPANY, and/or
                  AMERICAN HEALTHCARE SPECIALTY COMPANY, and/or
                   S.C.P.I.E. INSURANCE SERVICES, INC., and/or
                      S.C.P.I.E. MANAGEMENT SERVICES, INC.
                            Beverly Hills, California

             (hereinafter collectively referred to as the "Company")

                                       and






            (hereinafter referred to as the "Subscribing Reinsurer")


that the Subscribing Reinsurer shall have a % participation in the Interests and Liabilities of the Reinsurer as set forth in the Agreement attached hereto entitled Quota Share Reinsurance Agreement.

      Such participation shall be several and not joint with the participation of other subscribing reinsurers, and the Subscribing Reinsurer shall under no circumstances participate in the Interests and Liabilities, if any, of the other subscribing reinsurers in said Agreement.

      The Company shall pay to the Subscribing Reinsurer % of all premiums due or which may become due the Reinsurer in accordance with the provisions of the Agreement attached.

      This Contract shall attach on January 1, 1998 and is subject to the provisions contained in the Term Article of the attached Agreement, which are hereby incorporated by reference into this Contract and which shall apply as though they had been specifically provided for herein.

      The Agreement to which this Contract is attached and therefore the Interests and Liabilities of the Subscribing Reinsurer therein, may be changed, altered and amended as the parties may agree, provided such change, alteration and amendment is evidenced in writing or by Addendum to this Contract, executed by the Company and the Subscribing Reinsurer.

      IN WITNESS WHEREOF, the parties hereto have caused this Interests and Liabilities Contract to be signed in duplicate by their duly authorized representatives.

Signed in Beverly Hills, California
this                    day of                                  , 199

SCPIE HOLDINGS, INC., and/or
S.C.P.I.E. INDEMNITY COMPANY and/or
AMERICAN HEALTHCARE INDEMNITY COMPANY, and/or
AMERICAN HEALTHCARE SPECIALTY COMPANY, and/or
S.C.P.I.E. INSURANCE SERVICES, INC., and/or
S.C.P.I.E. MANAGEMENT SERVICES, INC.




By:_________________________________


Signed in
this                    day of                                  , 199

                              MEMORANDUM OF CHANGES

                                     to the

                           SCPIE HOLDINGS, INC., et al

                        QUOTA SHARE REINSURANCE AGREEMENT


      The following changes have been effected from the expiring Quota Share Reinsurance Agreement Number 01-97-0922:

1. The list of Companies hereon, collectively referred to as the "Company", has been revised per the cover note/placement slip.

2. Article IV, "Term", the dates have been changed, in this and all other applicable Articles, for the current term.

3. Article XXVII, "Intermediary", reference to Willcox Incorporated Reinsurance Intermediaries has been replaced with Guy Carpenter & Company, Inc.



                ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.